Exhibit 10.8

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is made and entered into as of this 29th day of December, 2007 by and among Phoenix Footwear Group, Inc. a Delaware corporation (the “Seller”), Tactical Holdings, Inc., a Delaware corporation (the “Buyer”) and Manufacturers and Traders Trust Company, a New York banking corporation (in such capacity “Escrow Agent”).

R E C I T A L S:

A. Pursuant to the Stock Purchase Agreement dated as of December 29, 2007 (the “Stock Purchase Agreement”) by and among Seller and Buyer, Buyer is acquiring from Seller all of the outstanding capital stock of Altama Delta Corporation, a Georgia corporation.

B. Pursuant to the Stock Purchase Agreement, Buyer has paid the Estimated Purchase Price by execution and delivery to Seller of a $13,500,000 Promissory Note of even date herewith, which is all due and payable, unless earlier accelerated, on February 29, 2008.

C. Pursuant to the Stock Purchase Agreement, Seller and Buyer have agreed that a $3,000,000 of the payment due from Buyer under Note (the “First Escrow Deposit”) shall be deposited with the Escrow Agent and in escrow pursuant to the terms and condition herein to fund indemnification payments, if any, due to any Buyer Indemnitee pursuant to Section 7 (of the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual obligations herein and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Definitions. All capitalized terms used and not otherwise defined herein shall have the meanings specified in the Stock Purchase Agreement, as applicable. Except as otherwise expressly set forth herein, all matters pertaining to the Escrow Funds (shall be governed by the provisions of this Agreement.

2. Appointment of Escrow Agent. Buyer and Seller hereby appoint and designate the Escrow Agent as the escrow agent hereunder upon the terms and conditions and for the purposes set forth herein. The Escrow Agent hereby accepts its appointment and agrees to act as Escrow Agent and to hold, invest and disburse the Escrow Funds upon the terms and conditions and for the purposes set forth in this Agreement. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein.

3. Establishment of Escrow Account.

(a) Escrow Agent shall establish an Escrow Account in which the Escrow Deposit shall be held, invested and disbursed (the “Escrow Account”). The Escrow Agent shall acknowledge to Buyer and Seller receipt of the First Escrow Deposit when paid to it. Further, the Escrow Agent shall acknowledge to Buyer and Seller receipt of any funds paid to it by the issuer of the Indemnification L/C (the “Second Escrow Deposit”) if and when made. When held by the Escrow Agent, the First Escrow Deposit and the Second Escrow Deposit are referred to herein as the Escrow Funds.

(b) Until the release of the Escrow Funds as set forth below, the Escrow Agent shall, at the written direction of Seller, invest and reinvest the Escrow Funds solely in (i) shares of money market mutual funds selected by Seller including shares in funds advised by affiliates of the Escrow Agent or, (ii) direct obligations of, or obligations guaranteed as to principal and interest by, the United States, in either case maturing in three (3) months or less. Unless and until otherwise directed by Seller, Escrow Agent shall invest any such funds in direct obligations of, or obligations guaranteed as to principal and interest by, the United States. All interest and earnings on the Escrow Funds shall be segregated and be property of Seller and not part of the Escrow Funds. All interest and earnings of the Escrow Funds shall be disbursed by Escrow Agent to Seller on a monthly basis, or more frequently if requested by Seller.

(c) The Escrow Funds shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent shall hold and safeguard the Escrow Funds until release in accordance with the terms hereof.

(d) The Escrow Agent shall maintain records for the Escrow Account and shall adjust the Escrow Funds to reflect distributions by the Escrow Agent therefrom, and additions or substitutions thereto in accordance with the terms hereof. The Escrow Agent is hereby granted the power to transfer of the Escrow Funds as required by this Agreement.

4. Disbursement of Escrow Funds Prior to Termination of Escrow Account.

(a) For purposes of this Agreement: (i) the term “Escrow Claim Termination Date” shall mean June 29, 2009; and (ii) the term “business day” shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized to close;.

(b) The Escrow Agent shall not make any distribution from the Escrow Fund except as expressly provided in this Section 4.

(c) If, at any time prior to the Escrow Claim Termination Date, the Buyer seeks to have any portion of the Escrow Funds distributed to it as payment of a claim (“Claim”) made in good faith under Section 7(b) of the Stock Purchase Agreement, it shall file with the Escrow Agent, with a copy to Seller, a written demand (a “Buyer Demand”) for such distribution to be made to it from the Escrow Funds. The Buyer Demand shall include a statement that the Buyer has contemporaneously delivered a copy of the Buyer Demand to Seller. The Escrow Agent shall not disburse to the Buyer the amount of the Claim specified in the Buyer Demand, unless Seller delivers to Escrow Agent its written consent thereto specially authorizing the disbursement of such funds to Buyer (“Seller Consent”) (with a copy to the Buyer). If the Escrow Agent receives a Seller Consent with respect to a Buyer Demand at any time, then the Escrow Agent shall make the distribution to Buyer to the extent set forth in the Seller Consent as soon as practicable, but in any event not later than the fifth business day following its receipt of the Seller Consent. If the Escrow Agent does not receive a Seller Consent prior to the twentieth (20th) business day following the date of delivery of the Buyer Demand to the Escrow Agent (the “Buyer Demand Period”), then no disbursement shall be made by the Escrow Agent pursuant to the Buyer Demand except in accordance with the terms and conditions hereof.

(d) If the Escrow Agent does not receive a Seller Consent prior to the expiration of the Buyer Demand Period, the Escrow Agent shall promptly set aside a portion of the Escrow Funds in the amount of the Claim or portion thereof to which Buyer Demand has been made and no Seller Consent has been received by the Escrow Agent (such funds being the “Disputed Escrow Funds”). The Escrow Agent shall hold the Disputed Escrow Funds until the Escrow Agent shall have received (i) a Joint Instruction in accordance with Section 4(d) below, or (ii) a final and non-appealable order of a court of competent jurisdiction, in either case directing the disbursement of the Escrow Funds (a “Court Order”).

(e) At any time after the date hereof, the Escrow Agent may be advised, in writing, by the Buyer and Seller to disburse all or a portion of the Escrow Funds pursuant to a joint written instruction (the “Joint Instruction”), in which case the Escrow Agent shall disburse the Escrow Funds, or portion thereof, in accordance with the terms and in the manner set forth in such Joint Instruction. Upon Escrow Agent’s receipt of a Court Order, Escrow Agent shall disburse the Escrow Funds as specifically directed by the Court issuing the Court Order as set forth therein.

(f) Seller and Buyer each agree that they will give to each other copies of any Buyer Demand or Seller consent, as the case may be, concurrently with the delivery thereof to the Escrow Agent.

(g) Upon the issuance of the Indemnification L/C in the stated amount equal to the balance of the Escrow Funds on the date of issuance by Seller’s lender in accordance with Section 2(f) of the Stock Purchase Agreement, the Escrow Agent shall distribute to Seller all Escrow Funds then held by it.

(h) Upon the earlier to occur of: (i) the Escrow Termination Date, or (ii) the complete distribution of the Escrow Funds in accordance with Sections 4(a) through (e) above; the Escrow Agent shall distribute to Seller all Escrow Funds, provided, however, that in the case of a disbursement pursuant to this Section, the Escrow Agent shall withhold from such disbursement an amount equal to the Disputed Escrow Funds plus an amount equal to the amount of any Buyer Demand for which the Buyer Demand Period has not expired. The Escrow Agent shall continue to hold, invest and disburse such withheld amounts in accordance with the terms hereof.

5. Fees of the Escrow Agent. The fees of Escrow Agent, including (a) the normal costs of administering the Escrow Account as set forth on the Fee Schedule attached hereto as Schedule A, and (b) all fees and costs, including among others reasonable attorney fees and disbursements, associated with Escrow Agent’s administration of the Escrow Account, shall be paid one-half by Buyer and one-half by the Seller. In the event that Escrow Agent renders any service hereunder not provided for herein or there is any assignment of any interest in the subject matter of the Escrow Funds or modification hereof, Escrow Agent shall be reasonably compensated for such extraordinary services by the party that is responsible for or requests such services.

6. Liability of the Escrow Agent. In performing any of its duties under this Agreement, Escrow Agent shall not be liable to any party for damages, losses or expenses, except in the event of gross negligence or willful misconduct on the part of Escrow Agent. The Escrow Agent shall not incur any such liability for (a) any act or failure to act made or omitted in good faith, or (b) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that Escrow Agent shall in good faith believe to be genuine; nor will Escrow Agent be liable or responsible for forgeries, fraud or determining the scope of any agent’s authority. In addition, Escrow Agent, at the expense of Buyer and Seller, may consult with legal counsel in connection with its duties under this Agreement and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel. Escrow Agent shall not be responsible for mistakes with respect to determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement to the extent the Escrow Agent is not grossly negligent.

7. Controversies. If any controversy arises between or among the parties to this Agreement, or with any other party, concerning the subject matter of the Escrow Funds, its terms or conditions, Escrow Agent will not be required to determine the controversy or to take any action regarding it. Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in Escrow Agent’s discretion, it may require, despite what may be set forth elsewhere in this Agreement. In such event, Escrow Agent will not be liable for interest or damage. Furthermore, Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. Escrow Agent is authorized to deposit with the clerk of the court the Escrow Funds and all documents and certificates related thereto, except Escrow Funds, attributable to costs, expenses, charges and reasonable attorneys’ fees incurred by it due to the interpleader action and which the parties agree to pay (one-half by Buyer and one-half by Seller). Upon initiating such action, Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of the escrow, and the action will be deemed to be solely a dispute between the parties subject to the Stock Purchase Agreement.

8. Indemnification of Escrow Agent. Buyer and Seller agree to severally and not jointly (with one-half of such obligation borne by Buyer and one-half of such obligation borne by Seller) indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, outside counsel fees, and disbursements that may be imposed on Escrow Agent, or incurred by it in connection with the performance of its duties under this Agreement, including, but not limited to, any litigation arising from this Agreement or involving its subject matter, unless such loss, claim, damage, liability or expense shall be caused by the gross negligence or willful misconduct on the part of Escrow Agent. Nothing contained in this Section 8 shall impair the rights of Buyer and Seller, as between themselves.

9. Resignation of Escrow Agent. Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the other parties; provided, however, that no such resignation shall become effective until the appointment of a successor Escrow Agent which shall be accomplished as follows: Buyer and Seller shall use their reasonable best efforts to agree on a successor Escrow Agent within thirty (30) days after receiving such notice. If the parties fail to agree on a successor Escrow Agent within such time, then Escrow Agent shall have the right to appoint a successor Escrow Agent, provided that the successor so chosen shall have capital, surplus and undivided profits of at least $100,000,000. The successor Escrow Agent shall execute and deliver to Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The predecessor Escrow Agent then shall deliver the Escrow Funds then held by it to the successor Escrow Agent and shall thereafter be discharged from any further duties and liability under this Agreement.

10. Miscellaneous.

(a) Assignment; Binding Upon Successors and Assigns. None of the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties. This Agreement will be binding upon Seller and Buyer and their respective successors and permitted assigns, and will inure to the benefit of Seller, Buyer and Escrow Agent and their permitted successors and assigns.

(b) Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be held to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

(c) Entire Agreement. This Agreement (and the Schedules hereto constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

(d) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one (1) business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller:	Phoenix Footwear Group, Inc.
5840 El Camino Real, Suite 106
Carlsbad, California 92008
Attn: James R. Riedman, Chairman
Fax: (760) 602-9684

with a copy to:	Woods Oviatt Gilman LLP
700 Crossroads Building
2 State Street
Rochester, New York 14614
Attn: Gordon E. Forth, Esq.
Fax: (585) 987-2901

If to Buyer:	Tactical Holdings, Inc.
c/o Golden Gate Private Equity, Inc.
One Embarcadero Center, 33rd Floor
San Francisco, CA 94111

If to Escrow Agent:	Manufacturers & Traders Trust Company
Corporate Trust Services
One M&T Plaza, 7th Floor
Buffalo, New York
Attention: Joan Stapley
Phone (716) 842-5439
Fax: (716) 842-4474
jstapley@mtb.com

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(e) Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

(f) Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the parties hereto. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

(g) Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

(h) Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be solely between the parties to this Agreement.

(i) Governing Law. It is the intention of the parties hereto that the internal laws of the State of New York (irrespective of its choice of law principles) shall govern the validity of this agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

(j) Submission to Jurisdiction. Each of the parties submits to the jurisdiction of any state or federal or state court sitting in the Western District of New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

(k) Tax Reporting Information and Certification of Tax Identification Numbers. The parties hereto agree that, for tax reporting purposes, all interest on or other income, if any, attributable to the Escrow Account or any other amount held in escrow by the Escrow Agent pursuant to this Agreement shall be allocable to Seller. Buyer and Seller shall provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate forms W-9 (or Forms W-8, in the case of non-U.S. persons) and any other forms and documents that Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”) to Escrow Agent within thirty (30) days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so furnished to the Escrow Agent, the Escrow Agent shall be required by the Code to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement, and to immediately remit such withholding to the Internal Revenue Service.

(l) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first set forth above.

MANUFACTURERS AND TRADERS TRUST COMPANY, ESCROW AGENT

By:	/s/ Philip M. Smith
Name:	Philip M. Smith
Title:	Senior Vice President

PHOENIX FOOTWEAR GROUP, INC.

By:	/s/ James Riedman
Name:	James Riedman
Title:	Chairman

TACTICAL HOLDINGS, INC.

By:	/s/ Keoni Schwartz
Name:	Keoni Schwartz
Title:	Vice President

SCHEDULE A

ESCROW AGENT FEE SCHEDULE

Acceptance Fee (one-time only):	Waived

Annual Escrow Fee:	$ 1,200 _Payable in advance at closing

Out-of-Pocket Expenses:

These expenses include, but are not limited to, customary expenses such as postage, shipping charges, cost of checks, travel, stationery, UCC and continuation statements, brokerage and security costs, tax and governmental reporting, notices, audit requests, etc.

Activity Fees:

Investment Transaction Fee	Waived
Processing of requisitions	Waived
Disbursements made by wire transfer	$ 20 per
Disbursements made by check	$ 20 per